Exhibit 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the reference to our firm under the caption “Experts” in the Registration Statement dated September 16, 2003 pertaining to the 2000 Stock Incentive Plan of Health Care Property Investors, Inc. and to the incorporation by reference therein of our report dated January 17, 2003, with respect to the consolidated financial statements of Health Care Property Investors, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP Irvine, California September 16, 2003